Exhibit 99.1

Modern Systems to Announce Third Quarter 2015 Results on Tuesday, November 17, 2015

November 2, 2015

Seattle, WA:  ModSys International Ltd. (“Modern Systems”) (NASDAQ: MDSY) announced today that it will report its third quarter 2015 financial results on Tuesday, November 17, 2015. The company’s management team will host a conference call to discuss the results at 4:30 p.m. EST/1:30 p.m. PST. The call can be accessed by dialing 1-888-401-4668 within the United States, or via local US number 1-719-325-2452, if calling internationally, approximately five minutes prior to its scheduled commencement. The participant code for the call is 5336488.

About Modern Systems

ModSys International Ltd. (”Modern Systems”) (NASDAQ: MDSY) is a legacy platform modernization provider. The Modern Systems portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, Modern Systems works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  Modern Systems’ customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  Modern Systems has seven offices throughout the United States, the United Kingdom, Italy, Romania, and Israel. Unless the context requires otherwise, all references in this press release to “we,” “our,” “us,” “the Company,” and “Modern Systems” refer to ModSys International Ltd. and its subsidiaries.

Company Contact:

Rick Rinaldo, CFO

Modern Systems

www.modernsystems.com

rrinaldo@modernsystems.com